SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2003

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor
New York, New York	10022-4624

42, rue Saint-Dominique
Paris, France	75007

Parkstraat 83,
The Hague,
The Netherlands	2514 JG
(Addresses of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Item 5.	Other Events.

On September 22, 2003, Schlumberger Limited (the “Company”) announced the signing of a binding agreement with Atos Origin (“Atos”) for the sale of the majority of SchlumbergerSema businesses (collectively, the “SchlumbergerSema Business”). The consideration for the transaction will consist of €400 million in cash and 19.3 million shares of common stock of Atos, which will represent approximately 29% of the common shares outstanding of Atos after the transaction is completed. The Company intends to reduce its ownership of Atos to 19% through the sale of Atos stock shortly after the closing. The closing of the transaction, which is expected to occur in January 2004, is subject to Atos shareholder approval, customary regulatory approvals, the employee information and consultation process and other conditions.

The Company is filing this Current Report on Form 8-K to furnish pro forma financial information pursuant to Article 11 of Regulation S-X with respect to (i) the sale of the SchlumbergerSema Business and (ii) the probable sale of Atos shares to reduce the Company’s ownership in Atos to 19%.

Item 7.	Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial statements and notes thereto are being filed herewith:

(1)	Unaudited Condensed Pro Forma Balance Sheet as of June 30, 2003;

(2)	Unaudited Condensed Pro Forma Statement of Operations for the six months ended June 30, 2003;

(3)	Unaudited Condensed Pro Forma Statement of Operations for the year ended December 31, 2002.

On September 22, 2003, Schlumberger Limited (the “Company”) announced the signing of a binding agreement with Atos Origin (“Atos”) for the sale of the majority of SchlumbergerSema businesses (collectively, the “SchlumbergerSema Business”). The consideration for the transaction will consist of $448 million in cash and 19.3 million shares of common stock of Atos ($1.02 billion), which will represent approximately 29% of the common shares outstanding of Atos after the transaction is completed.

The Company intends to reduce its ownership of Atos to 19% through the sale of Atos stock shortly after the closing. The closing of the transaction, which is expected to occur in January 2004, is subject to Atos shareholder approval, customary regulatory approvals, the employee information and consultation process and other conditions.

The Pro Forma Statements of Operations below have been prepared as if the transactions were completed on January 1, 2002. The Pro Forma Balance Sheet has been prepared as if the transaction closed on June 30, 2003. The final gain or loss on the transaction is dependent upon the stock price and currency exchange rates at closing as well as other factors. Accordingly, the final gain/loss is not known at this time. The following pro forma financial information has been prepared based upon (i) the value of the stock at the announcement date (ii) a discount that the Company believes would be necessary to sell a significant block of Atos shares shortly after closing (iii) the currency exchange rates at the announcement date and (iv) other adjustments deemed to give effect to the transaction as if the transaction was completed as discussed above. If the sale of stock does not occur to bring the investment down to 19%, then the investment will be accounted for under the equity method.

The pro forma financial information represents, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances. Cash proceeds and proceeds from the sale of this stock will be used to pay down the Company’s existing debt instruments.

The Company intends to account for its investment in Atos at the 19% level as a cost method investment and accordingly the results of Atos will not be recorded by Schlumberger on a quarterly basis.

The pro forma condensed financial statements should be read in conjunction with the Company’s unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2003 and March 31, 2003 and the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 as amended for discontinued operations through the filing of a Form 8-K on September 12, 2003.

The pro forma information may not necessarily be indicative of what the Company’s financial position or results of operations would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company’s results of operations or financial position for any future period or date.

The following table shows the unaudited condensed pro forma balance sheet at June 30, 2003 as if the transaction had taken place on June 30, 2003:

SCHLUMBERGER

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

As of June 30, 2003

			(Amounts in thousands of US Dollars)
	Historical				Pro Forma Schlumberger
	Schlumberger	SchlumbergerSema	Adjustments
Cash & Cash Equivalents	$3,217,852	$—	$—		$3,217,852
Accounts Receivable	3,785,572	535,474	—		3,250,098
Other Current Assets	2,004,919	641,873	—		1,363,046

Total Current Assets	9,008,343	1,177,347	—		7,830,996
Fixed Income Investments, held to maturity	300,000	—	—		300,000
Investments in Affiliated Cos	743,024	2,489	684,322	(1)	1,424,857
Property and Equipment, net	4,448,867	539,762	—		3,909,105
Multiclient Seismic Data	976,760	—	—		976,760
Goodwill and Identifiable Intangibles	4,970,718	1,323,311	—		3,647,407
Other Assets	544,994	41,407	—		503,587

Total Assets	$20,992,706				$18,592,712

Current Liabilities	$7,570,612	$1,184,028	$(757,703	)(2)	$5,628,881
Long-Term Debt	6,353,471	—	—		6,353,471
Postretirement Benefits	580,306	—	—		580,306
Other Liabilities	240,520	88,562	—		151,958
Minority Interest	547,433	4,038	—		543,395
Stockholders’ Equity:
Common Stock	2,175,866	—	—		2,175,866
Income Retained for use in the Business	5,603,604	—	58,337	(3)	5,661,941
Treasury Stock at Cost	(1,570,167)	—	—		(1,570,167)
Accumulated Other Comprehensive Income	(508,939)	—	(424,000	)(4)	(932,939)

Total Liabilities and Shareholders’ Equity	$20,992,706				$18,592,712

Adjustments:
(1) Investment in Atos Origin of 19.3 million shares acquired net of 6.7 million shares sold			$684,322

(2) Current portion of long-term debt (Proceeds from sale of SchlumbergerSema—€ 400 million)			$(447,928)
Current portion of long-term debt (Proceeds from sale of Atos Origin stock)			(334,775)
Expenses related to sale of SchlumbergerSema			25,000

			$(757,703)

(3) Preliminary result of the sale of SchlumbergerSema			$58,337

(4) Reversal of UK Pension liability—Other Comprehensive Income adjustment			$66,000
Reversal of Cumulative Translation adjustment of SchlumbergerSema			(490,000)

			$(424,000)

The following table shows the unaudited condensed pro forma statement of operations for the six months ended June 30, 2003 as if the transaction had taken place on January 1, 2002:

SCHLUMBERGER

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2003

			(Amounts in thousands of US Dollars)
	Historical				Pro Forma Schlumberger
	Schlumberger	SchlumbergerSema	Adjustments
Revenue:
Operating	$6,801,864	$1,317,200	$—		$5,484,664
Interest and other Income	68,746	—	—		68,746

	6,870,610	1,317,200	—		5,553,410

Expenses:
Cost of goods sold and services	5,381,520	1,066,341	—		4,315,179
Research & engineering	299,002	22,916	—		276,086
Marketing	176,685	82,317	—		94,368
General	331,867	130,609	—		201,258
Debt extinguishment costs	81,473	—	—		81,473
Interest	185,164	—	(11,815	)(1)	173,349

	6,455,711	1,302,183	(11,815)		5,141,713

Income (Loss) from continuing operations before taxes and minority interest	414,899	15,017	11,815		411,697
Taxes on income	131,502	9,000	512	(2)	123,014

Income (Loss) from continuing operations before minority interest	283,397	6,017	11,303		288,683
Minority Interest	6,920	—	—		6,920

Income (Loss) from Continuing Operations	$290,317	$6,017	$11,303		$295,603

Earnings Per Share from Continuing Operations:
Basic	$0.50				$0.51
Diluted	$0.50				$0.51
Weighted Average Shares Outstanding:
Basic	582,342				582,342

Diluted	586,502				586,502

Adjustment:
(1) Reduction of interest expense(*)			$(11,815)

(2) Reduced tax benefit on interest expense(*)			$512

(*)	Based upon interest rates of 2.1% for US Commercial Paper and 3.8% for French Commercial Paper. A one eighth of a percentage point change would not be material.

The following table shows the unaudited condensed pro forma statement of operations for the year ended December 31, 2002 as if the transaction had taken place on January 1, 2002:

SCHLUMBERGER

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002

			(Amounts in thousands of US Dollars)
	Historical		Adjustments		Pro Forma Schlumberger
	Schlumberger	SchlumbergerSema
Revenue:
Operating	$13,242,062	$2,406,500	$—		$10,835,562
Interest and other Income	139,068	—	—		139,068

	13,381,130	2,406,500	—		10,974,630

Expenses:
Cost of goods sold and services	13,619,003	4,054,560 †	—		9,564,443
Research & engineering	607,315	67,247	—		540,068
Marketing	366,742	167,404	—		199,338
General	647,594	251,876	—		395,718
Interest	367,973	—	(23,630	)(1)	344,343

	15,608,627	4,541,087	(23,630)		11,043,910

Income (Loss) from continuing operations before taxes and minority interest	(2,227,497)	(2,134,587)	23,630		(69,280)
Taxes on income	282,820	(20,024)	1,024	(2)	303,868

Income (Loss) from continuing operations before minority interest	(2,510,317)	(2,114,563)	22,606		(373,148)
Minority Interest	91,879	—	—		91,879

Income (Loss) from Continuing Operations	$(2,418,438)	$(2,114,563)	$22,606		$(281,269)

Earnings Per Share from Continuing Operations:
Basic	$(4.18)				$(0.49)
Diluted	$(4.18)				$(0.49)
Weighted Average Shares Outstanding:
Basic	578,588				578,588

Diluted	578,588				578,588

† Includes SchlumbergerSema goodwill impairment and other charges of $2.135 billion
Adjustments:
(1) Reduction of interest expense(*)			$(23,630)

(2) Reduced tax benefit on interest expense(*)			$1,024

(*)	Based upon interest rates of 2.1% for US Commercial Paper and 3.8% for French Commercial Paper. A one eighth of a percentage point change would not be material.

The Pro Forma Schlumberger results include charges related to WesternGeco for the multiclient library impairment and severance charges of $200 million after tax and minority interest, $800 million of charges related primarily to Telecom Products and Cards and a $94 million tax loss carryforward valuation allowance. These were partially offset by an $87 million gain on the sale of two jack-up drilling rigs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

By:	/s/ FRANK A. SORGIE

Frank A. Sorgie Chief Accounting Officer

Date: October 15, 2003